Exhibit 99.(a)(17)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Variable Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on October 21, 2008 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on November 3, 2008 and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

Dated this 21st day of October, 2008

/s/ Joseph C. Benedeth
Joseph C. Benedeth
Assistant Secretary

AMENDMENT

Dated:	October 21, 2008
To be Effective:	November 3, 2008

TO

MORGAN STANLEY VARIABLE INVESTMENT SERIES

DECLARATION OF TRUST

DATED

February 24, 1983

AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY VARIABLE INVESTMENT SERIES

WHEREAS, Morgan Stanley Variable Investment Series (the “Trust”) was established by the Declaration of Trust dated February 24, 1983, as amended from time to time (the “Declaration”), under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the Utilities Portfolio to the Global Infrastructure Portfolio, such change to be effective on November 3, 2008.

NOW, THEREFORE:

1.  The Declaration is hereby amended so that the Utilities Portfolio is hereby designated the “Global Infrastructure Portfolio.”

2.  The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.  The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

4.  This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[executed in counterparts]

IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this  21st day of October 2008.

/s/ Frank L. Bowman	/s/ Michael Bozic
Frank L. Bowman, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael Bozic, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036

/s/ Kathleen A. Dennis	/s/ Manuel H. Johnson
Kathleen A. Dennis, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Dr. Manuel H. Johnson, as Trustee, and not individually c/o Johnson Smick Group, Inc. 888 16th Street, N.W., Suite 740 Washington, D.C. 20006

/s/ James F. Higgins	/s/ Joseph J. Kearns
James F. Higgins, as Trustee, and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ 07311	Joseph J. Kearns, as Trustee, and not individually c/o Kearns & Associates LLC PMB754 23852 Pacific Coast Highway Malibu, CA 90265

/s/ Michael F. Klein	/s/ Michael E. Nugent
Michael F. Klein, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Michael E. Nugent, as Trustee, and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY 10022

/s/ W. Allen Reed	/s/ Fergus Reid
W. Allen Reed, as Trustee, and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 1177 Avenue of the Americas New York, NY 10036	Fergus Reid, as Trustee, and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY 12564

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this 21st day of October 2008, FRANK L. BOWMAN, MICHAEL BOZIC, KATHLEEN A. DENNIS, MANUEL H. JOHNSON, JAMES F. HIGGINS, JOSEPH J. KEARNS, MICHAEL F. KLEIN, MICHAEL E. NUGENT, W. ALLEN REED AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

/s/ Indira Alli
Notary Public
INDIRA ALLI
Notary Public, State of New York
No. 01AL6122206
Qualified in Queens County
Commission Expires February 7, 2009

My Commission expires: February 7, 2009

MA SOC    Filing Number: 200838412910         Date: 10/21/2008 5:00 PM

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

October 21, 2008 5:00 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth